EXECUTIVE SUITES LEASE

THIS LEASE is made April 1, 2001 between ASP MV, L.L.C., (“Landlord”), and Freedom Financial Mortgage Corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord operates a suite of executive offices called Cypress Point Executive Suites (“Suites”) in a building located at 10014 N. Dale Mabry Highway (“Building”), which is located within an office park known as Cypress Point Office Park located at 10004-10014 North Dale Mabry Highway, Tampa, Fl 33618 (Project”).

WHEREAS, Landlord agrees to furnish and or make available those office services normally and customarily used in executive offices, which are hereinafter specifically described and such additional services may be specifically agreed to; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Landlord and Tenant hereby agree as follows:

1.
Term. Landlord leases to Tenant and Tenant accepts and agrees to lease executive office suite number 5 (“The Premises”) within the suites as depicted on schedule 1. The term of this Lease shall commence April 1,  2001 and shall terminate on June 30, 2001 continuing Month to Month thereafter. If Landlord does not deliver possession of the Premises to Tenant on the commencement date because a prior tenant has failed to vacate the premises, Landlord shall not be subject to any liability for such failure, but the commencement date and the payment of rent shall be deferred until delivery of possession.

2.
Base Rent and Security Deposit. Tenant agrees to pay to Landlord as rental for the Premises the total sum of $460.00 per month (“Base Rent”), plus applicable sales tax, during the term, which shall be payable monthly in advance on the first day of each month. Monthly installments for any fractional calendar month, at the beginning or end of the term, shall be prorated based on the number of days in such month. The monthly Base Rent shall entitle the Tenant to the use of the premises and the services included in the monthly Base Rent as shown on Schedule 2. “Regular Business Hours,” as used in this Lease, means 8:30 a.m. to 5:00 p.m., Monday through Friday, except Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, the Friday after Thanksgiving Day, Christmas Day, New Year’s Day and all other national holidays observed by Landlord. Landlord will notify Tenant of annual holidays observed.

Upon execution of this Agreement, Tenant shall pay to Landlord security deposit which shall be in the amount of $491.05 (“Deposit). It is agreed that Landlord, at Landlord’s option, may at the time of any default by Tenant under any of the terms, provisions, covenants or conditions of this Lease, apply sums payable by Tenant under this Lease and Tenant shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be sufficient to pay; that Landlord may exhaust any or all rights and remedies against tenant before resorting to said sum.

3.
Services. Tenant acknowledges and agrees that in order for Landlord to have available to Tenant the services provided herein, it is necessary for Landlord to secure equipment and personnel on a full-time basis and incur the cost thereof. Accordingly all secretarial services, photocopies, postage, word processing, mailing services, and facsimile services, and such other services (“Services”) as may from time to time be provided by Landlord shall be available to the Tenant at the rates established by the Landlord from time to time. The Landlord reserves the right to increase the charges for these additional services as necessary upon thirty (30) days prior written notice. The charges for these services shall be invoiced monthly and shall be due and payable upon receipt of invoice by the Tenant.

Tenant shall use only telephone equipment and systems as provided by Landlord. Tenant agrees to pay a monthly equipment rental fee for the use of each telephone in the amount of $25.00 per month for an Executone 17 key digital telephone or $35.00 per month for an Executone 28 key digital speaker phone. Any additional telephones will be at the rate of $15.00 per month.

Base Rent, charges for services under this paragraph 6, together with all other amounts payable by Tenant to Landlord under this Lease, including, without limitation, any late charges shall be deemed to be “Rent”.

4.
Late Charges. All Payments for Base Rent shall be paid on or before the first day of the month in which they are due and in the event same is not paid by the fifth day of the month in which they are due, Tenant shall owe a late payment service charge of ten percent (10%) of the amount due, in addition to Base Rent, or $25.00, whichever is greater. If charges for Services are not paid within five (5) days after billing, they are also subject to a ten percent (10%) late payment service charge. Tenant agrees that a $25.00 service charge per check may be added by Landlord in the event any check tendered by Tenant is returned for any reason. This S25.00 service charge shall be in addition to any late payment service charge that may be due.

5.
Use. Tenant shall have the right to occupy and use the Premises for general business office purposes only related specifically to the Tenant’s business of Mortgage Brokerage and for no other purpose (including but not limited to the purpose of food or sleeping quarters or any other form of lodging or residential activity) and solely by the Tenant. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, or which, in Landlord’s opinion, creates a nuisance or disturbance to any occupants of the Suites or the Building or the Project, or which would increase the cost of Insurance coverage for the Premises, the Suites, the Building or the Project. Tenant agrees to refrain from using any electrical devices using more than 0.25 Kilowatt hour at rated capacity, without the prior written permission of Landlord. There may be a surcharge for using high energy electrical devices. If, after execution of this Lease or at any point during the Term, Tenant increases the number of persons occupying the Premises, only with Landlord’s prior written approval, a rental adjustment of  $50.00 per person will be made.

6.
Utilities and Building Services. Landlord will make any repairs to the Premises as it deems necessary, and Landlord will furnish, during Regular Business Hours, electricity for lighting and normal office use, common restroom facilities, and heating and air conditioning. Landlord shall not be liable for any damage for failure to furnish such services if such failure is caused by breakage, repairs, strikes or other cause, similar or dissimilar, beyond the reasonable control of Landlord; nor shall Landlord be liable under any circumstances for loss or injury to persons or property resulting from fire, explosion, water damage, rain or snow or any other casualty of any nature.

7.
Tenant Improvements. Unless otherwise expressly agrees to in writing by Landlord, Landlord shall have no obligation to construct any tenant improvements in the Premises and Tenant accepts the Premises “as is”.

8.
Insurance. Tenant shall, from the date on which it takes possession of the Premises even if such date precedes the commencement of the Term, and throughout the Term, procure and carry at its expense comprehensive liability insurance and contents insurance in the amount of $300,000.00 on the Premises with an insurance company authorized to do business in Florida and acceptable to Landlord. Such insurance shall be carried in the name and for the benefit of Tenant and Landlord. Upon occupancy, a Certificate of Insurance shall be delivered to Landlord naming Landlord additionally insured.

9.
Assignment and Subleasing. Tenant shall not assign this Lease or sublet the Premises or permit the use of the Premises by others without the prior written consent of Landlord which shall not be unreasonably withheld. However, Landlord may exercise assignment of this Lease without permission of Tenant.

10.
Relocation. Landlord expressly reserves the right at Landlord’s sole cost and expense to relocate Tenant in some other space of Landlord’s choosing of approximately the same dimensions and size within the Suites.

11.
Fire or Other Casualty. In the event the Premises, the Suites, or the Building should be totally destroyed by fire, tornado or other casualty or be so damaged that rebuilding or repairs cannot be completed within sixty (60) days after date of such damage, either Tenant or Landlord may, at its option terminate this Lease. In the event the Premises, the Suites, or the Building should be so damaged to the extent that rebuilding or repairs cannot be completed within sixty (60) days after the date of such damage, Landlord may, at its option, elect to terminate this Lease or within thirty (30) days after such damage, notify Tenant of Landlord’s intent to repair the Premises in which event the Base Rent shall be abated for the period of time in which such Premises are not available for occupancy by Tenant.

12.
Waiver of Certain Claims. Tenant, to the extent permitted by law, waives all claims it may have against Landlord, and against Landlord’s agents and employees for any damages sustained by Tenant or by any occupant of the Premises, or by any other person, resulting from any cause arising at any time, except for any loss, cost injury or damage caused by any act of negligence by Landlord, its agent and employees. Tenant agrees to hold Landlord harmless and indemnified against any expense, loss or liability paid, suffered or incurred, including attorney fees, as a result of any breach by Tenant, its agents, customers or visitors of any agreement in this Lease, or as a result of Tenant’s use or occupancy of the Premises, or the carelessness, negligence or improper conduct of Tenant, its agents, customers or invitees.

13.
Limitation of Landlord’s Liability. The obligation of Landlord under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees or agents of Landlord, and Tenant shall look solely to Landlord’s interest in the Premises and to no other assets of Landlord for satisfaction of any liability in respect of this Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Landlord shall not be liable to Tenant, its contractors, agents or employees for any consequential damages or damages for loss of profits.

14.
Mutual Covenants. In the event that either Tenant or Landlord does not wish to continue said Lease, either shall give notice in writing to the other at least thirty (30) days before the date it wishes to terminate the Lease and to have the Tenant vacate the premises.

15.	Default. Each of the following acts, omissions or occurrences of Tenant shall constitute an “Event-of-Default”:

A.Failure to pay any sum due pursuant to the terms of this Lease after five (5) days written notice.

B. Failure to perform or observe according to its terms any covenant contained in this Lease; or any other instrument or document executed in connection with this Lease.

C. Failure to strictly observe and comply with any other term of this Lease and such failure continues after fifteen (15) days written notice.

D. Commission of any act of bankruptcy, becoming insolvent, making an assignment for the benefit of creditors, causing to be appointed, with or without the consent of the Landlord, a receiver, trustee or liquidator to oversee or dispose of any of the assets of the Tenant.

16.
Remedies. Upon the occurrence of an Event of Default by Tenant, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand for possession “whatsoever:

A. Elect that the Rent due hereunder be accelerated and the entire amount of remaining Rent be due immediately, plus any past due amounts.

B. Terminate all Services to include any and all of Schedule2 (Services).

C. Enter upon Tenant’s Premises and take immediate possession.

D. In addition to the statutory Landlord’s lien, the Landlord shall have at all times, and Tenant hereby grants to Landlord, a valid security interest to secure the payment of all Rent and other sums due or to become due to Landlord from Tenant and to secure the payment of any damages or losses which Landlord may suffer by reason of any breach by Tenant and of any covenant, agreement or condition contained herein, including a lien upon all goods, wares, equipment, fixtures, furniture and other personal property of the Premises presently located on or which may hereafter be situated in the Premises presently located on or which may hereafter be situated in the Premises, and all proceeds therefrom. Landlord shall have all rights and remedies as provided by Florida law. The requirement of reasonable notice shall be met if such notice is given at least five (5) days before the time of any sale or the occurrence of any other event for which is required. Furniture or equipment rental from the Landlord or the Landlord’s vendor remains the property of the Landlord or the vendor.

E. Exercise any and or all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief, attorney’s fees and costs.

17.
Attorney’s Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

18.
Restrictions. Tenant will not bring a copy machine, telephone system, any manner of word processing, data processing equipment or any other similar type of equipment except personal computers into the office without the prior written approval of Landlord, nor will Tenant hire any secretary and/or typist to work in the Suites at any time whether full or part-time during regular business hours or after hours without prior written approval of Landlord. Landlord shall have sole and absolute discretion in refusing and/or permitting the above.

19.	Other Terms and Conditions. The parties agree as follows:

A. Tenant will not damage or deface the furniture, walls, floors, carpeting or ceilings, or make any unlawful, improper or offensive use of the Premises, obstruct hallways and other common areas, nor commit any act which may damage the Building or Project or disturb the quiet enjoyment of any other tenant. Tenant further agrees to provide, at Tenant’s sole cost and expense, and utilize a plastic chair mat of the type normally used to protect carpet. Damage to the carpet from failure to use a chair mat shall not be considered normal wear and tear and Tenant shall be responsible for such damages, including, but not limited to, the cost of replacement of the entire carpet in the Premises. At the termination of this Lease, Tenant shall return the Premises in as good condition as when Tenant took possession, normal wear and tear excepted.

B. Landlord shall have the right at all reasonable times to enter the Premises to inspect the same, to make such repairs and alterations in accordance with this Lease and (within sixty (60) days prior to termination of this Lease) to show the Premises to prospective tenants provided Landlord shall use reasonable efforts not to disrupt Tenant’s business.

C. Any notice hereunder shall be in writing and deemed duly given if delivered or mailed to Tenant’s or Landlord’s address as shown below, or to such address as may be specified in writing by either party.

            1)    If intended for Tenant:

Freedom Financial Mortgage Corporation
421 E. Cook Rd
Suite 200
Ft. Wayne. Indiana 46825

            2)    If intended for Landlord:

ASP MV, L.L.C.
c/o Terrabrook
3030 LBJ Freeway
Suite 1500
Dallas, TX 75234

                    With a copy to:

ASP MV, L.L.C.
c/o Cypress Point Executive Suites
10014 North Dale Mabry Highway
Suite 101
Tampa, FL 33618

or to such other address which any party entitled to receive notice hereunder has designated to the other in writing.

D. Tenant agrees that any personal property brought into the Premises is done so at Tenant’s own risk and if any loss/damage occurs, Landlord is not liable.

E. If Tenant fails to pay Rent promptly when due, abandons the Premises or otherwise defaults in complying with this Lease, Landlord shall be entitled to immediate possession of the Premises and reasonable damages, including any court cost or reasonable attorney fees incurred by Landlord in attempting to collect rent, damages and in regaining possession.

F. This Lease, any memorandum, short form or notice hereof may be not recorded in any public record without the written consent of Landlord.

G. Landlord reserves the right to limit excessive conference room usage.

H. Restriction on Hiring and Non-Competition. Tenant hereby acknowledges that all employees of the Suites who perform work for Tenant under this Lease or other service agreements are in fact employees of the Suites. Tenant, including its principals and any affiliated companies, agrees that during the Term of this Lease and within one (1) year of the termination of this Lease, neither Tenant nor any of its employees will hire any person who is employed by the Suites. Further, during the Term of Lease and for a period of thirty-six (36) months thereafter, Tenant represents and warrants to Landlord, its successors and assigns, that it will not offer any service to any tenant of the Building if such service or a reasonable similar equivalent is offered by Landlord at the time tenant offers the service or its reasonable equivalent to another tenant of the Building. In the event that Tenant shall breach any obligation of Tenant contained in this paragraph, Tenant shall be liable to Landlord for, and shall pay to Landlord on demand, damages in the sum of $10,000.00 for each violation hereof, it being mutually agreed that the actual damage which would be sustained by Landlord as the result of any such breach would be, from the nature of the case, impracticable or extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable. The representations and warranties of Tenant shall survive the termination of this Lease.

20.	Additional Provisions. Tenant agrees to:

A. Compliance with Laws: Comply with the provision of all recorded covenants, conditions and restrictions and all building, zoning, fire and other governmental laws, ordinances, regulations or rules applicable to the Premises and all requirements of the carriers of insurance covering the Building or Project.

B. Nuisances or Waste: Not do or permit anything to be done in or about the Premises or the Suites, or bring or keep anything in the Premises or the Suites that may damage the building, constitute waste, constitute an immoral purpose, or use or store any toxic chemicals, wastes, elements or substances in the Premises or the Suites.

C. Alterations and Improvements: Any improvement/alterations desired by Tenant require prior written consent from Landlord. Upon expiration of this Lease, all improvements/property left on Premises by Tenant shall be deemed conclusively abandoned and may, at the election of Landlord, either be retained as Landlord’s property or removed by Landlord without consideration to Tenant.

D. Liens: Keep the Premises free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If, at any time, a lien or encumbrance is filed against the Premises, Building or the Project as a result of Tenant’s work, materials or obligations, Tenant shall promptly discharge such lien or encumbrance. If such hen or encumbrance has not been removed within 30 days from the date it is filed, Tenant agrees to deposit with Landlord an amount equal to 150% of the amount of the lien, to be held by Landlord as security for the lien being discharged.

E. Signage: Obtain the prior approval of the Landlord before placing any sign or symbol in doors or windows or elsewhere in or about the Premises, or upon any other part of the building including building directories. Any signs or symbols which have been placed without Landlord’s approval may be removed by Landlord. Upon expiration or termination of this lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost charged to Tenant as rent.

21.
Severability. In the event any part of this Lease is held to be unenforceable, or invalid, for any reason, the balance of this Lease shall not be affected and shall remain in full force and effect during the Term of the Lease.

22.	Disclosure. In accordance with Florida Law, the following disclosure is hereby made:

Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and radon testing may be obtained from your county public health unit.

23.
Rules. Landlord shall from time to time establish and maintain reasonable rules and regulations for the efficient operation of the Suites in which the Premises are located. Tenant hereby covenants and agrees to abide by these rules and regulations.

24.	Miscellaneous.

A. All schedules and addenda attached hereto are hereby incorporated herein. The laws of the State of Florida shall govern this Lease.

B. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds corporation. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner and that this Lease binds the partnership and all general partners of the partnership.

C. If Tenant is an individual of partnership, all parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

D. Tenant represents and warrants to Landlord that there are no agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Premises.

This Lease constitutes the entire agreement between the parties hereto; all prior agreements and representations between the parties, whether written or oral, shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing and signed by all parties.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:

ASP MV, L.L.C.		Freedom Financial Mortgage Corporation

By:	/s/ Scott R. Fitzgerald	By:	/s/ Robin W. Hunt
	Its Authorized Signatory		Robin W. Hunt - Vice President

SCOTT R. FITZGERALD VICE-PRESIDENT		Its:	Vice - President

SCHEDULE 1

(SUITE LAYOUT)

SCHEDULE 1

(SUITE LAYOUT)

CYPRESS POINT EXECUTIVE SUITES

10014 North Dale Mabry Highway, Suite 101
Tampa, Florida 33618

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conference
kitchen
copy
reception
entry
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50
conference
courtesy
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office
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staff
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storage
40
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SCHEDULE 2
SERVICES INCLUDED IN THE MONTHLY RENT

Telephone Service - Personalized with your business name.

Office Furniture - One desk, one executive chair, one credenza, two side chairs, one lamp when available

Utilities and Cleaning Services

Receptionist - Professionally trained staff to greet your clients.

Kitchen Facility - Full use, including free coffee, tea and hot chocolate for you and your clients.

Conference Rooms - One large conference room, one small conference room and a courtesy office on a reservation only basis.

Audio/Visual Equipment - For your personalized presentations.

Mail Service - Daily pick up and delivery at a central location.

Signage - Your company name on the building directory and outside your office.

Access to your Suite and Facilities - 24 hours per day, seven days per week.

Free Notary Service - In house.

OTHER SERVICES WITH AN ADDITIONAL CHARGE

Photo Copies	1 - 199 Copies	$.13/copy
	200 - 499 copies	$.l0/copy
	500 & over copies	$.08/copy

Fax Service	$1.00 per page incoming or outgoing

Metered Mail	20% handling charge plus postage

Telephone Instrument Rental - In addition to the monthly rental, Tenant agrees to pay a telephone rental charge in the amount of $25.00 per month for an Executone 17 key digital telephone or $35.00 per month for an Executone 28 key digital speaker telephone. Any additional telephones will be at the rate of $15.00 each per month.

Word Processing - $21.00 per hour

SCHEDULE 3
RULE AND REGULATIONS

1.
Tenant shall not block or obstruct any of the entries, passages, doors or hallways of the Suites or Building, or throw any trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress. In the event Tenant must dispose of crates, boxes, etc., which will not fit into the office wastepaper baskets, it will be the responsibility of Tenant to dispose of same, in no event shall Tenant set such items in the public hallways or other areas except in Tenant’s own Premises for disposal.

2.	No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant, in or on any part of the outside or inside of the Premises, the Suites, Building or Project.

3.	Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from the Premises, the Suites, Building or Project regardless of how or when loss occurs.

4.
No additional lock shall be placed on any door or changes made to existing locks without the prior written consent of Landlord. Landlord will furnish two keys to each lock on the doors to the Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenants expense. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

5.
Tenant shall do no painting or decorating in the Premises, or mark, paint or cut into, drive nails or screws into or in any way deface any part of the Premises without the prior written consent of Landlord.

6.
Landlord reserves the right to close at 5:00 p.m. However, Tenant has the right to admittance under regulations prescribed by Landlord. Landlord specifically reserves the right to refuse admittance to the building after business hours, on Saturday, Sunday or legal holidays to any person or persons who cannot furnish satisfactory identification, or to any person or persons, who for any other reason in the Landlord’s judgement, should be denied access to the building.

7.
Tenant shall not, without the Landlord’s prior written consent, store or operate any computer (except a desk top computer) or any other large business machines, reproduction equipment, heating equipment, stove, refrigerator or coffee equipment, or conduct a mechanical business thereon, do any cooking thereon, or use or allow to be used on the Premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed hazardous on account of fire or any explosives shall be brought onto said Premises. No offensive gases, odors or liquids will be permitted.

8.
Tenant shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Premises, or which may emanate electrical waves which will impair radio or television broadcasting or reception.

9.	Tenant shall, before leaving the Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant.

10.
Tenant shall reimburse Landlord, upon demand, for costs and expenses incurred by Landlord by reason of repair or replacement of any and all plate and other glass now or in the future located in the Premises whether installed by Landlord or Tenant resulting from or caused by the negligence or willful or wanton misconduct of Tenant or those claiming by through or under it.

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11.	Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part of appurtenance of the Premises.

12.
The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any land shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from violation of this provision shall be borne by Tenant.

13.
If Tenant requires any wiring for business machines, office equipment or otherwise, such wiring shall be done by an electrician designated by Landlord. The electrical current shall be used for ordinary lighting purposes only unless written permission to do otherwise shall first have been obtained by the Landlord at an agreed cost to Tenant.

14.
All contractors and/or technicians performing work for Tenant within the Premises, shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not Limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Premises. None of this work shall be done by Tenant without Landlord’s prior written approval.

15.
Glass panel doors that reflect or admit light into the passageways or into any place in the building shall not be covered or obstructed by the Tenant, and Tenant shall not permit, erect, and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Premises unless same shall have first been approved in writing by Landlord.

16.	Canvassing, soliciting and peddling in the Suites, Building, Project or parking areas is prohibited without prior written approval of Landlord.

17.
The work of Landlord’s janitors or cleaning personnel shall not be hindered by Tenant after 5:00 p.m. and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

18.	No bicycles, vehicles, or animals of any land shall be brought into or kept in or about the Premises at any time.

19.	No smoking of any land shall be permitted in any of the Suites, conference rooms, corridors, halls, elevators, stairways or restrooms.

20.
No removals, or the carrying in and out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch-thick plank strips to distribute the weight. Any damage done to the building or to other tenant or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the Tenant.

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21.
Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needed for safety, care and cleanliness of the Premises, the Suites, or the Building, and for the preservation of good order therein and any such other or further Rules and regulations shall be finding upon the parties hereto with the same force and effect as if they had been set forth herein at the time of the execution hereof.

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